EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), the undersigned, Gordon Link, Senior Vice President and Chief Financial Officer of Tapestry Pharmaceuticals, Inc. (the “Company”) does hereby certify, to his knowledge, that:

(a)          the Quarterly Report on Form 10-Q/A for the quarterly period ended September 27, 2006 of the Company to which this certification is attached (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

(b)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2007

/s/ GORDON LINK
Gordon Link
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Tapestry Pharmaceuticals, Inc. and will be retained by Tapestry Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission (SEC) or its staff upon request. This certification “accompanies” the Form 10-Q/A to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.